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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2005

The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South 520 West
Lindon, Utah 84042
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (801) 765-4999

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On July 13, 2005, the Compensation Committee of the board of directors (the "Board") of The SCO Group, Inc. (the "Company") adopted a revised Form Notice of Grant of Stock Options (the "Form Grant Agreement") for The SCO Group, Inc. 2004 Omnibus Stock Incentive Plan (the "Incentive Plan"). The Form Grant Agreement is used to grant to employees, non-employee members of the Board or the board of directors of any parent or subsidiary of the Company and consultants a specified number of options that may be exercised at the exercise price specified therein, in accordance with the terms of the Incentive Plan. The Form Grant Agreement also provides for the issuance of either incentive stock options or non-qualified stock options and a specified vesting schedule and expiration date for the stock options. The Form Grant Agreement has substantially the same terms as the Form Notice of Grant of Stock Options previously used, except for changes that were deemed necessary to make the Form Grant Agreement more consistent with the Incentive Plan, including the provision governing how certain significant corporate transactions will impact the holders of outstanding stock options.

        The terms and conditions of the revised Form Grant Agreement filed as Exhibit 99.1 to this Form 8-K are hereby incorporated by reference herein and replace the prior Form of Notice of Grant of Stock Options for the Incentive Plan filed as Exhibit 10.35 to the Company's Form 10-K, filed on April 1, 2005.

Item 9.01. Financial Statements and Exhibits.

(c)
Exhibits

99.1
Form Notice of Grant of Stock Options for The SCO Group, Inc. 2004 Omnibus Stock Incentive Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2005

THE SCO GROUP, INC.
By:	/s/ BERT B. YOUNG
Name:	Bert B. Young
Title:	Chief Financial Officer

EXHIBIT INDEX

99.1
Form Notice of Grant of Stock Options for The SCO Group, Inc. 2004 Omnibus Stock Incentive Plan.

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX